UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2025, Excelerate Energy Limited Partnership (“EELP”), a subsidiary of Excelerate Energy, Inc. (the “Company” or “Excelerate”), entered into an equity and asset purchase agreement (the “Purchase Agreement”) with Atlantic Energy Holdings LLC, a Delaware limited liability company (“Seller”) and New Fortress Energy Inc., a Delaware corporation (“NFE,” and together with Seller, the “NFE Parties”), pursuant to which EELP will acquire the NFE Parties' business in Jamaica (the “Business”) from the NFE Parties (the “Transaction”).

Pursuant to the Purchase Agreement, Excelerate agreed to purchase the Business for an aggregate initial purchase price of $1.055 billion, in cash, subject to certain adjustments for cash, indebtedness, transaction expenses, working capital and liquefied natural gas and fuel inventory.

The Transaction is expected to close as early as the second quarter of 2025, subject to satisfaction or waiver of certain customary closing conditions, including (i) the consummation of certain pre-closing restructuring transactions by the NFE Parties, (ii) the delivery of certain required consents, (iii) the delivery of audited and GAAP-compliant financial statements of the Business and (iv) the release of the assets of the Business from certain debt facilities and the delivery of payoff letters related to outstanding third-party indebtedness.

The Purchase Agreement provides certain termination rights for both parties, including if the closing shall not have occurred on or before July 24, 2025 (the “Outside Date”), which may be extended to August 25, 2025 if certain conditions are met or actions are pending. If the Purchase Agreement is terminated by Excelerate due to Seller’s breach, or by either party due to failure to close by the Outside Date under certain conditions, Seller must reimburse the Excelerate for reasonable and documented costs, fees, and expenses (subject to an agreed cap), incurred in connection with the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Transaction do not purport to be complete and are subject to and qualified in their entirety by reference to the copy of the Purchase Agreement, which is attached hereto as Exhibit 10.1.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Excelerate, the NFE Parties or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Excelerate included in its public reports filed with the Securities and Exchange Commission (“SEC”). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD Disclosure.

On March 27, 2025, the Company issued a press release regarding the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

On March 27, 2025, the Company provided supplemental information regarding the Transaction in connection with a presentation to investors. A copy of the investor presentation regarding the Transaction is attached hereto as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 8.01 Other Events.

Bridge Facility

On March 26, 2025, the Company entered into a commitment letter (the “Commitment Letter”) with certain lenders (the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 364-day $850 million senior secured bridge term loan facility (the “Bridge Facility”). The Bridge Facility is available to finance the Transaction and pay fees and expenses related thereto. The commitments with respect to the Bridge

Facility are subject to reduction or repayment in equivalent amounts upon any issuance of debt or equity securities of the Company in one or more public offerings or private placements prior to or after the closing of the Transaction and upon other specified events. The funding of the Bridge Facility is contingent upon the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter and the closing of the Transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Equity and Asset Purchase Agreement, dated March 26, 2025, by and between Excelerate Energy Limited Partnership, Atlantic Energy Holdings LLC and New Fortress Energy Inc.
99.1	Press Release of Excelerate Energy, Inc., dated March 27, 2025.
99.2	Investor Presentation of Excelerate Energy, Inc., dated March 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K, including, without limitation, statements regarding the expected timing of closing of the proposed acquisition, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: the price and availability of financing; our ability to fund and close the pending acquisition; the anticipated timing and terms of the pending acquisition; our ability to realize the anticipated benefits of the pending acquisition; our ability to manage the risks of the pending acquisition; unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquified natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

The forward-looking statements made in this Form 8-K relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Form 8-K to reflect events or circumstances after the date of this Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	March 27, 2025	By:	/s/ Dana Armstrong
Dana Armstrong Executive Vice President and Chief Financial Officer (Principal Financial Officer)